UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K


                                  CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report
(Date of earliest
event reported):  June 24, 2013


Morgan Stanley Capital I Trust 2012-C4
(Exact name of issuing entity as specified in its charter)


Morgan Stanley Capital I Inc.
(Exact name of depositor as specified in its charter)


Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
(Exact name of sponsor(s) as specified in its charter)


New York                       333-167764-02              38-3867653
(State or other                (Commission                38-3867654
jurisdiction                   File Number)               38-3867655
of Incorporation)                                         38-7033106
                                                       (IRS Employer
                                                 Identification No.)


c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of principal executive offices)            (Zip Code)


Telephone number, including area code:  (410) 884-2000


Not applicable
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))


Item 6.02 - Change of Servicer or Trustee.

In a series of transactions, on June 24, 2013:

1. Bank of America, National Association ("BANA") assigned and transferred to KeyCorp Real Estate Capital Markets, Inc. ("KRECM") substantially all of BANA's servicing rights and assets primarily related to the servicing of the Mortgage Loans that are serviced under the pooling and servicing agreement entered into in connection with this securitization transaction (the "Pooling and Servicing Agreement"), pursuant to which the issuing entity was formed, dated as of March 1, 2012(the "Servicing Transfer"); and

2. Immediately following the closing of the Servicing Transfer, KRECM engaged Berkadia Commercial Mortgage LLC ("Berkadia") to subservice the Mortgage Loans that are serviced under the Pooling and Servicing Agreement pursuant to a subservicing agreement that complies with the requirements under the Pooling and Servicing Agreement, attached hereto as Exhibit 99.1.

KRECM

KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated:

Loans                                  12/31/2010     12/31/2011     12/31/2012
By Approximate Number                  11,232         11,970         10,972

By Approximate Aggregate Principal     $117.6         $107.5         $101.6
Balance (in billions)


Within this servicing portfolio are, as of December 31, 2012, approximately 7,563 loans with a total principal balance of approximately $73.6 billion that are included in approximately 184 commercial mortgage-backed securitization transactions.

KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2012, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody's, S&P, Fitch and Morningstar.
Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KRECM the rating of "Strong" as a master servicer and primary servicer. Fitch has assigned to KRECM the ratings of "CMS1" as a master servicer and "CPS1" as a primary servicer. Morningstar has assigned KRECM the rankings of "MOR CS1" as master servicer and primary servicer. S&P's, Fitch's and Morningstar's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CREFC(R) format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KRECM is the master servicer.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits:

Deposits                      S&P        Fitch       Moody's
Long-Term Deposits            A-         A-          A3

Short-Term Deposits           A-2        F1          P-2

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under any pooling and servicing agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of any related certificates.

KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to
(i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KRECM's servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the underlying mortgage loans. KRECM, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements. Additionally, KRECM may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO property. KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KRECM will remain liable for its servicing obligations under the pooling and servicing agreement as if KRECM had not retained any such vendors.

Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KRECM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. KRECM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KRECM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KRECM was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KRECM as primary servicer or special servicer, as applicable, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction. KRECM has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KRECM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KRECM does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. KRECM is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KRECM at this time.

Berkadia

Berkadia is a limited liability company organized under the laws of the state of Delaware. Berkadia is, indirectly, wholly-owned by Leucadia National Corporation, and BH Finance LLC and Berkshire Hathaway Inc.

On December 11, 2009, Berkadia began operations by acquiring the commercial mortgage origination and servicing business (including substantially all of the employees) of Capmark Financial Group Inc. and certain of its subsidiaries.
The Berkadia team has experience with servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions dating back to 1995. Berkadia's principal office locations are:
118 Welsh Road, Horsham, Pennsylvania 19044 with telephone number:
(215) 328-3200 and 700 North Pearl Street, Suite 2200 Dallas, Texas 75201 with telephone number: (214) 758-5800.

Berkadia performs primary, master and special servicing on CMBS transactions.
In addition, Berkadia carries out servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia is one of the largest servicers of commercial real estate loans in the United States.

As of December 31, 2012, Berkadia had a primary/master servicing portfolio of approximately 28,000 loans with an unpaid principal balance of $200.0 billion. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans from 2010 to 2012 in respect of which Berkadia has acted as master and/or primary servicer:


                                                        Calendar Year End
Portfolio - Primary/Master Servicing(1)     2010               2011               2012
CMBS (US)                                   $113.5 billion     $99.5 billion      $86.8 billion

Other                                       $83.7 billion      $80.7 billion      $110.5 billion

Total                                       $197.2 billion     $180.2 billion     $197.3 billion

(1) Includes performance of primary/master servicing functions as a subservicer.

The table below contains information on the size of Berkadia's managed portfolio where Berkadia is the named special servicer in CMBS transactions in the United States from 2010 to 2012.


                                                        Calendar Year End
Portfolio - Special Servicing               2010               2011               2012
CMBS (US) - Named Special Servicer          $36.2 billion      $13.2 billion      $9.0 billion

CMBS (US) - Actually Specially Serviced     $3.0 billion       $1.8 billion       $1.4 billion


Berkadia currently maintains ratings from Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Services ("S&P") and Morningstar Credit Ratings LLC ("Morningstar"). Berkadia's primary servicing operations are rated CPS1- from Fitch, STRONG from S&P, and CS1 from Morningstar. Berkadia's master servicing operations are rated CMS2 from Fitch, STRONG from S&P and CS1 from Morningstar. Berkadia's special servicing operations are rated CSS1- from Fitch, STRONG from S&P and CS1 from Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. Berkadia reviews its policies and procedures regularly and updates them on an annual basis to ensure that they reflect its current servicing practices. There were no material changes made to the policies and procedures in order for Berkadia to be named KRECM's subservicer in connection with this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures. In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties. Berkadia's business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities. Berkadia may, from time to time, engage third party contractors or vendors to assist in performing certain routine servicing functions. Berkadia monitors and reviews its third party contractors and vendors in compliance with its internal procedures and applicable law.

No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master servicer, special servicer and/or subservicer has experienced an event of default as a result of any action or inaction of Berkadia as master servicer, special servicer and/or subservicer, including as a result of Berkadia's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

Berkadia Services India Private Limited (formerly known as Capmark Overseas Processing India Private Limited) opened in September 2002, was acquired by Capmark in July 2003 and subsequently acquired by Berkadia in December 2009. Berkadia Services India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Berkadia's servicing portfolio in the United States. Berkadia Services India Private Limited reports to the Executive Vice President of Servicing at Berkadia.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as subservicer in connection with this transaction.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Subservicing Agreement dated and effective as of June 24, 2013 by and between Keycorp Real Estate Capital Markets, Inc. and Berkadia Commercial Mortgage LLC.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Morgan Stanley Capital I Inc.
(Depositor)


/s/ Stephen Holmes
Stephen Holmes, Authorized Signatory


Date: June 28, 2013

Exhibit No.  Description                             Paper (P) or Electronic (E)
99.1         Subservicing Agreement dated and        (E)
             effective as of June 24, 2013 by and
             between Keycorp Real Estate Capital
             Markets, Inc. and Berkadia
             Commercial Mortgage LLC.